As filed with the Securities and Exchange Commission on January 21, 2016

REGISTRATION NO. 333-176766

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO FORM F-10, REGISTRATION STATEMENT NO. 333-176766

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Central GoldTrust

(Exact name of Registrant as specified in its charter)

Ontario	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)

55 Broad Leaf Crescent

Ancaster, ON L9G 3P2

Canada

(905) 304-4653

(Address and telephone number of Registrant’s principal executive offices)

DL Services Inc.

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

(206) 903-8800

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

COPIES TO:

John Wilson Suite 2700, South Tower Royal Bank Plaza 200 Bay Street Toronto, Ontario, Canada M5J 2J1 (416) 362-7172

Christopher J. Cummings, Esq.
Edwin S. Maynard, Esq.
Paul, Weiss, Rifkind, Wharton &
Garrison LLP
Toronto-Dominion Centre
77 King Street West, Suite 3100
Toronto, Ontario, Canada M5K 1J3
(416) 504-0520

Approximate date of commencement of proposed sale to the public: N/A

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2. ☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Form F-10 Registration Statement (File No. 333-176766), as amended (the “Registration Statement”) of Central GoldTrust (the “Trust”) filed on September 9, 2011.

As previously disclosed, all outstanding units of the Trust (other than a single unit held by Sprott Asset Management Gold Bid LP) were automatically redeemed in exchange for units of Sprott Physical Gold Trust following the Sprott offer and related merger transaction, which closed on January 15, 2016.

As a result of the transactions contemplated by the merger, the Trust is filing this Post-Effective Amendment to the Registration Statement to terminate all offerings of units pursuant to the Registration Statement and deregister all unissued and unsold units issuable by the Trust pursuant to such Registration Statement.

2

FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on January 21, 2016.

Central GoldTrust

By	/s/ John Wilson
Name: John Wilson
Title: Trustee

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the following capacities and on January 21, 2016.

Signature	Title

Central GoldTrust

/s/ John Wilson	Director
John Wilson

/s/ James R. Fox	Director
James R. Fox

/s/ Arthur Einav	Director
Arthur Einav

J.C. Stefan Spicer	Director

3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in the capacity of the duly authorized representative of the Trust in the United States, in the City of Newark, State of Delaware, USA on January 21, 2016.

PUGLISI & ASSOCIATES
(Authorized U.S. Representative)

By	/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director

4